Prospectus Supplement
Filed Under Rule 424(b)(3)

Registration No. 333-171120

*******************************

Prospectus Supplement No. 1 dated May 18, 2011
(to Prospectus dated April 15, 2011)

HEALTH DISCOVERY CORPORATION

17,875,000 Shares of Common Stock to be issued upon exercise of Warrants
16,263,888 Shares of Common Stock

This prospectus supplement to the prospectus dated April 15, 2011 relates to the resale of up to 17,875,000 shares of Health Discovery Corporation common stock to be issued upon the exercise of warrants and 16,263,888 shares of Health Discovery Corporation common stock, which are being offered for resale from time to time by the selling shareholders.

This prospectus supplement should be read in conjunction with the prospectus dated April 15, 2011, which is to be delivered with this prospectus supplement.  The information in this prospectus supplement updates and supersedes certain information contained in the prospectus dated April 15, 2011.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On May 16, 2011, Health Discovery Corporation filed with the Securities and Exchange Commission the attached Form 10-Q.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2011

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transaction period from _____________ to _____________

Commission file number 333-62216

HEALTH DISCOVERY CORPORATION
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	74-3002154 (IRS Employer Identification No.)

2 East Bryan Street Suite 610 Savannah, Georgia 31401
(Address of principal executive offices)

912-443-1987
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since the last report)

Indicate by check mark whether the registrant:  (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for at least the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (check one):

Large Accelerated Filer ☐	Non-Accelerated Filer ☐

(do not check if a smaller reporting company)

Accelerated Filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date:

Class:	Outstanding as of May 13, 2011

Common Stock, no par value	229,475,747

Series A Preferred Stock	0

Series B Preferred Stock	18,777,675

ii

iii

PART I — FINANCIAL INFORMATION

Item 1.              Financial Statements

HEALTH DISCOVERY CORPORATION

Balance Sheets

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current Assets
Cash	$2,830,908	$3,295,630
Accounts Receivable	-	334,988
Prepaid Expenses and Other Assets	54,837	172,034
Total Current Assets	$2,885,745	$3,802,652

Equipment, Less Accumulated Depreciation of $29,602 and $27,397	21,269	23,475

Other Assets
Deferred Charges	49,996	51,740
Patents, Less Accumulated Amortization of $1,796,812 and $1,731,132	2,188,983	2,254,662

Total Assets	$5,145,993	$6,132,529

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable - Trade	$728,608	$820,126
Accrued Liabilities	38,425	122,152
Dividends Payable - Special	22,760	22,760
Deferred Revenue	114,035	114,035
Total Current Liabilities	$903,828	$1,079,073

Long Term Liabilities
Deferred Revenue	803,355	831,863
Dividends Payable	226,860	189,819
Total Liabilities	$1,934,043	$2,100,755

Stockholders’ Equity
Series B Preferred Stock, Convertible 20,625,000 Shares Authorized, 18,777,675 Issued and Outstanding	$1,490,015	$1,490,015
Common Stock, No Par Value, 300,000,000 Shares Authorized 229,475,747 Shares Issued and Outstanding March 31, 2011 229,475,747 Shares Issued and Outstanding December 31, 2010	25,585,569	25,593,728
Accumulated Deficit	(23,863,634)	(23,051,969)
Total Stockholders’ Equity	$3,211,950	$4,031,774

Total Liabilities and Stockholders’ Equity	$5,145,993	$6,132,529

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION

Statements of Operations
(unaudited)

For the Three Months Ended March 31, 2011 and 2010

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Revenues:
Licensing & Development	$28,509	$54,178

Operating Expenses:
Amortization	65,680	65,680
Professional and Consulting Fees	197,652	121,790
Legal Fees	72,438	178,332
Research & Development Fees	30,410	50,060
Compensation	326,307	397,487
Other General and Administrative Expenses	149,768	257,869
Total Operating Expenses	842,255	1,071,218

Loss From Operations	(813,746)	(1,017,040)

Other Income (Expense)
Interest Income	2,081	4,206
Interest Expense	-	(159)
Total Other Income (Expense)	2,081	4,047

Net Loss	$(811,665)	$(1,012,993)

Preferred Stock Dividends	37,041	139,738

Loss Attributable to Common Shareholders	$(848,706)	$(1,152,731)

Weighted Average Outstanding Shares	229,475,747	201,237,709

Loss Per Share (basic and diluted)	$(0.004)	$(0.010)

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION

Statements of Cash Flows
(unaudited)

For the Three Months Ended March 31, 2011 and 2010

	Three Months	Three Months
	Ended	Ended
	March 31, 2011	March 31, 2010
Cash Flows From Operating Activities
Net Loss	$(811,665)	$(1,012,993)
Adjustments to Reconcile Net Loss to Net Cash Used for Operating Activities:
Stock-based Compensation	-	21,312
Services Exchanged for Warrants	28,881	33,488
(Increase) Decrease in Deferred Charges	1,744	(46,636)
Depreciation and Amortization	67,886	67,642
(Increase) Decrease in Accounts Receivable	334,988	(429,166)
Decrease in Recoverable Development Costs	96,249	-
Increase in Interest Receivable	-	(363)
Increase (Decrease) in Deferred Revenue	(28,509)	487,488
(Increase) Decrease in Prepaid Expenses and Other Assets	20,949	(74,910)
Decrease in Accounts Payable – Trade	(91,518)	(29,764)
Increase (Decrease) in Accrued Liabilities	(83,727)	179,320
Net Cash Used for Operating Activities	(464,722)	(804,582)

Cash Flows From Investing Activities:
Purchase of Certificates of Deposit	-	(681,143)
Purchase of Equipment	-	(5,144)
Net Cash Used for Investing Activities	-	(686,287)

Cash Flows From Financing Activities:
Proceeds from the Exercise of Warrants	-	3,039,522

Net Cash Provided by Financing Activities	-	3,039,522

Net Increase (Decrease) in Cash	(464,722)	1,548,653

Cash, at Beginning of Period	3,295,630	2,328,912

Cash, at End of Period	$2,830,908	$3,877,565

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$-	$159

See accompanying notes to financial statements.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements

Note A - BASIS OF PRESENTATION

Health Discovery Corporation (the “Company”) is a biotechnology-oriented company that has acquired patents and has patent pending applications for certain machine learning tools, primarily pattern recognition techniques using advanced mathematical algorithms to analyze large amounts of data thereby uncovering patterns that might otherwise be undetectable.  Such machine learning tools are currently in use for diagnostics and drug discovery, but are also marketed for other applications.  The Company licenses the use of its patented protected technology and may provide services to develop specific learning tools under development agreements or to sell to third parties.

The accounting principles followed by the Company and the methods of applying these principles conform with accounting principles generally accepted in the United States of America (GAAP).  In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements.  Actual results could differ significantly from those estimates.

The interim financial statements included in this report are unaudited but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations for the interim periods presented.  All such adjustments are of a normal recurring nature.  The results of operations for the three month period ended March 31, 2011 are not necessarily indicative of the results of a full year’s operations and should be read in conjunction with the financial statements and footnotes included in the Company’s annual report on Form 10-K for the year ended December 31, 2010.

Recent Accounting Pronouncements

ASC Topic 105 incorporates the July 2009, FASB issuance of SFAS No. 168, Codification and the Hierarchy of Generally Accepted Accounting Principles, which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) and supersedes all existing accounting standards as the single source of authoritative non-governmental U.S. GAAP.  All other accounting literature not included in the Codification is considered non-authoritative, except for additional authoritative rules and interpretive releases of the SEC and applicable only to SEC registrants.  The Codification is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.  This statement applied beginning in the third quarter 2009.  All accounting references have been updated, and therefore SFAS references have been replaced with ASC references.

In August 2009, the FASB issued ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) – Measuring Liabilities at Fair Value.  This update provides clarification for the fair value measurement of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available. ASU also clarifies that when estimating a fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability.  This update is effective for interim periods beginning after August 28, 2009. The adoption of this standard did not have a material effect on our financial position or results of operations.

In September 2009, the FASB issued ASC 810, Consolidations, to improve financial reporting by enterprises involved with variable interest entities by addressing (1) the elimination of the qualifying special-purpose entity concept and (2) constituent concerns about the application of accounting and disclosures which do not provide timely and useful information about an enterprise’s involvement in a variable interest entity. The Company adopted this statement on January 1, 2010 and the adoption of this standard did not have a material effect on our financial position or results of operations.

In February 2010, the SEC issued a policy statement and staff work plan regarding the potential use by United States issuers of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). IFRS is a comprehensive series of accounting standards published by the International Accounting Standards Board. Under the proposed timeline set forth by the SEC, we could be required in the future to prepare financial statements in accordance with IFRS, and the SEC is expected to make a determination in 2011 regarding the mandatory adoption of IFRS. Management is currently assessing the impact that this potential change would have on our consolidated financial statements, and will continue to monitor the development of the potential implementation of IFRS.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note B – REVENUE RECOGNITION

Revenue is generated through the sale or license of patented technology and processes and from services provided through development agreements.  These arrangements are generally governed by contracts that dictate responsibilities and payment terms.  The Company recognizes revenues as they are earned over the duration of a license agreement or upon the sale of any owned patent once all contractual obligations have been fulfilled.  If a license agreement has an undetermined or unlimited life, the revenue is recognized over the remaining expected life of the patents. Revenue is recognized under development agreements in the period the services are performed.

The Company treats the incremental direct cost of revenue arrangements, which consists principally of employee bonuses, as deferred charges and these incremental direct costs are amortized to expense using the straight-line method over the same term as the related deferred revenue recognition.

Deferred revenue represents the unearned portion of payments received in advance for licensing and development agreements.  The Company had total unearned revenue of $917,390 as of March 31, 2011.  Unearned revenue of $114,035 is recorded as current and $803,355 is classified as long-term.

Note C - NET LOSS PER SHARE

Basic Earnings Per Share (“EPS”) includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity.  Due to the net loss in all periods presented the calculation of diluted per share amounts would create an anti-dilutive result and therefore is not presented.

Note D - STOCK-BASED COMPENSATION AND OTHER EQUITY BASED PAYMENTS

Stock-based expense included in our net loss for the three months ended March 31, 2011, consisted of $28,881 for stock options granted to directors.  Stock-based expense included in our net loss for the three months ended March 31, 2010 was $54,800.

As of March 31, 2011, there was approximately $221,138 of unrecognized cost related to stock option and warrant grants.  The cost is to be recognized over the remaining vesting periods that average approximately 1 year.

The following schedule summarizes combined stock option and warrant information for the three months ended March 31, 2011 and the twelve months ended December 31, 2010:

	Option and Warrant Shares	Weighted Average Exercise Price
2010
Outstanding, January 1, 2010	100,615,177	$0.16
Granted	21,875,000	$0.22
Exchanged	(32,527,776)	$0.17
Exercised	(34,387,903)	$0.17
Expired un-exercised	(18,949,498)	$0.18
Outstanding, December 31, 2010	36,625,000	$0.16

2011
Granted	--	--
Exercised	--	--
Expired un-exercised	--	--
Outstanding, March 31, 2011	36,625,000	$0.16

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note D - STOCK-BASED COMPENSATION AND OTHER EQUITY BASED PAYMENTS, continued

The following schedule summarizes combined stock option and warrant information as of March 31, 2011:

Exercise Prices	Number Outstanding	Weighted-Average Remaining Contractual Life (years)	Number Exercisable	Weighted Average Remaining Contractual Life (years) of Exercisable Warrants and Options

$0.08	12,250,000	4.0	12,250,000	4.0
$0.13	2,500,000	1.0	2,500,000	1.0
$0.15	1,000,000	4.5	-	-
$0.17	6,875,000	1.5	6,875,000	1.5
$0.19	2,500,000	10.0	2,500,000	10.0
$0.25	10,000,000	1.5	10,000,000	1.5
$0.26	1,500,000	4.0	500,000	4.0
Total
	36,625,000		34,625,000

The weighted average remaining life of all outstanding warrants and options at March 31, 2011 is 3 years.  As of March 31, 2011, the aggregate net intrinsic value of all options and warrants outstanding is $636,237.

Note E - PATENTS

The Company has acquired and developed a group of patents related to biotechnology and certain machine learning tools used for diagnostic and drug discovery. Legal costs associated with patent acquisitions and the application processes for new patents are also capitalized as patent assets. The Company has recorded as other assets $2,188,983 in patents and patent related costs, net of $1,796,812 in accumulated amortization, at March 31, 2011.

Amortization charged to operations for the three months ended March 31, 2011, and 2010 were $65,680 in both years. Estimated amortization expense for the next five years is $262,720 per year.

Note F – STOCKHOLDERS’ EQUITY

In connection with the 2007 private placement, the Company issued warrants to purchase 51,538,822 shares of restricted common stock at an exercise price of $0.19 (the “Tranche 2 Warrants”). Pursuant to the terms of the Tranche 2 Warrants, certain of the holders were obligated to exercise fifty percent of the Tranche 2 Warrants if the average of the last reported closing bid and asked prices on the Over-the-Counter Bulletin Board for the Company’s common stock was $0.24 for a period of thirty consecutive calendar days, which occurred on February 28, 2010, or forfeit the right to acquire those shares.  The Company exercised its call rights relating to certain of the Tranche 2 Warrants during the first quarter of 2010.  As a result, the holders of the Tranche 2 Warrants who received the Company’s call notice were obligated to purchase 14,731,217 shares of restricted common stock or forfeit an equal number of Tranche 2 Warrant shares.   The number of shares of common stock purchased relating to the call notice was 11,729,390 and 3,001,827 Warrants were forfeited.  The Company received $2,228,584 in gross proceeds from the purchase of the common stock related to the call provision.

Warrants issued as a part of the 2007 private placement that were exercised during the first quarter 2010 independent of the Tranche 2 Warrant call totaled 4,531,250 warrant shares with proceeds to the Company of $810,938.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note F - STOCKHOLDERS’ EQUITY, continued

Series B Preferred Stock

During the first quarter of 2009 the Board of Directors authorized the designation of Series B Preferred Stock. The number of shares originally constituting the Series B Preferred Stock was 13,750,000; however, during the fourth quarter of 2009 the Board of Directors authorized the increase in the number of shares constituting the Series B Preferred Stock to 20,625,000. The Company sold to individual investors a total of 19,402,675 shares of Series B Preferred Stock for $1,490,015, net of associated expenses, in 2009.  The Series B Preferred Stock has not been registered under either federal or state securities laws and must be held until a registration statement covering such securities is declared effective by the Securities and Exchange Commission or an applicable exemption applies.

The Series B Preferred Stock may be converted into Common Stock of the Company at the option of the holder, without the payment of additional consideration by the holder, so long as the Company has a sufficient number of authorized shares to allow for the exercise of all of its outstanding warrants and options. The Shares of Series B Preferred Stock must be converted into Common Stock of the Company upon the demand by the Company after the fifth anniversary of the date of issuance.

The Series B Preferred Stock  accrues dividends at the rate of 10% of the Series B Original Issue Price per year, which shall be satisfied by the fifth anniversary of the issuance of such shares of the Series B Preferred Stock (the “Original Issue Date”) by the Company’s issuance of the number of shares of Common Stock equal to such accrued dividends divided by the average closing price of the Company’s Common Stock as reported on the Over-the-Counter-Bulletin Board or other exchange on which the Company’s Common Stock trades during the prior ten business days or by the payment of cash, as the Company may determine in its sole discretion. Dividends have been accrued for the Series B Preferred Stock in the amount of $226,860 as of March 31, 2011 and $189,819 as of December 31, 2010.

Subject to the limitations set forth in the Amended and Restated Articles of Amendment to Articles of Incorporation and applicable law, as long as the Series B Preferred Stock remain outstanding, the Company pay the holders of the Series B Preferred Stock a special dividend equal to 15% of Company Net Revenue collected beginning with the Original Issue Date and ending on the date the Series B Preferred Stock cease to be outstanding (the “Cash Bonus”).  Company Net Revenue will include, but not be limited to, revenue derived from development fees, license fees and royalties paid to the Company and revenue collected as a result of the sale of any asset of the Company or distributions from SVM Capital, LLC (each a “Revenue Contract”), reduced by the amount of any out-of-pocket costs or expenses that are directly related to obtaining, negotiating or documenting the Revenue Contracts and the performance of such Revenue Contracts, but shall not include the proceeds of any capital infusions from the exercise of outstanding options or warrants or as a result of any capital raise undertaken by the Company.  At any time following the Original Issue Date, the Company may satisfy the special dividend right in its entirety if the aggregate payments made to the Series B Holders are equal to that value which provides an internal annual rate of return of twenty percent (20%) on the Series B Preferred Stock.  The maximum Cash Bonus to be paid each year shall be the aggregate Series B Original Issue Price, and no amounts in excess of such amount shall accrue or carry-over to subsequent years. Dividends in the amount of $22,760 have been accrued for Series B Preferred Stock special dividend as of March 31, 2011 and December 31, 2010.

No dividend payment will be made if, after the payment of such dividend, the Company would not be able to pay its debts as they become due in the usual course of business, or the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved, to satisfy the preferential rights upon the dissolution to shareholders whose preferential rights are superior to those receiving the dividend.

HEALTH DISCOVERY CORPORATION

Notes to Financial Statements, continued

Note G – SUBSEQUENT EVENTS

On April 7, 2011, the Board of Directors of the Company appointed Maher Albitar, M.D., the Company’s Chief Medical Officer, to the Board of Directors. In connection with such appointment, the Company granted Dr. Albitar an option to purchase 1,500,000 shares of common stock. The options vest 250,000 shares every six months and have an exercise price of $0.12. The options expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $130,280, and this amount will be charged as an expense over the three year vesting period.

Effective April 7, 2011, Dr. Albitar and the Company agreed to terminate Dr. Albitar’s consultancy agreement with the Company pursuant to which Dr. Albitar was receiving a monthly fee of $10,000, and Dr. Albitar will no longer serve as Chief Medical Officer.  In addition, the parties agreed to cancel an option to purchase 1,000,000 shares of common stock granted to Dr. Albitar in August 2010 in connection with his appointment as Chief Medical Officer.

In connection with his appointment to the Board of Directors in October 2010, on April 7, 2011, the Company granted to Mr. Curtis G. Anderson an option to purchase 1,500,000 shares of the Company’s common stock. The options vest 250,000 shares every six months, have an exercise price of $0.12, and expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $130,280, and this amount will be charged as an expense over the three year vesting period.

On April 7, 2011, the Company granted to Dr. Joseph McKenzie an option to purchase 1,000,000 shares of the Company’s common stock. The options vest 250,000 shares every six months, have an exercise price of $0.12, and expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $86,853, and this amount will be charged as an expense over the three year vesting period.

Note H – COMMITMENTS

From time to time, the Company is subject to various claims primarily arising in the normal course of business. Although the outcome of these matters cannot be determined, the Company does not believe it is probable that any such claims will result in material costs and expenses.

Item 2.   Management’s Discussion and Analysis of Financial Condition and Results of Operations

Executive Summary

Our Company is a molecular diagnostics company that uses advanced mathematical techniques to analyze large amounts of data to uncover patterns that might otherwise be undetectable.  Our Company operates primarily in the emerging field of personalized medicine where such tools are critical to scientific discovery.  Our primary business consists of licensing our intellectual property and working with prospective customers on the development of varied products that utilize pattern recognition tools.  We also endeavor to develop our own product line of newly discovered biomarker-based diagnostic tests that include human genes and genetic variations, as well as gene, protein, and metabolite expression differences and image analysis.  In drug discovery, biomarkers can help elicit disease targets and pathways and validate mechanisms of drug action.  They may also be pharmacodynamic indicators of drug activity, response and toxicity for use in clinical development.

HEALTH DISCOVERY CORPORATION

Management’s Discussion and Analysis, continued

We intend to continue partnering with clinical laboratories to commercialize our clinical diagnostic tests and to provide pharmaceutical and diagnostic companies with all aspects of all phases of diagnostic and drug discovery, from expert assessment of the clinical dilemma to proper selection and procurement of high quality specimens.  Through the application of our proprietary analytical evaluation methods and state-of-the-art computational analysis to derive relevant and accurate clinical data, we intend to identify accurate biomarker and pathway discoveries, resulting in patent protection of our biomarker discoveries for future development.

Our business is based on the belief that to discover the most clinically relevant biomarkers the computational component must begin at the inception of the clinical dilemma to be solved.  This process includes several critical levels of decision-making - all of which are part of our business strategy.  We intend to identify more relevant and predictable biomarkers for drug discovery so that new and better medicines and diagnostic markers can be developed for patients worldwide.

Please refer to our Annual Report on Form 10-K filed on March 31, 2011 for further information regarding updates with our business.

Intellectual Property Activities

On January 19, 2011, the European Patent Office published the notice of grant of the Company’s RFE-SVM patent in the European Patent Bulletin.  On February 2, 2011, a new continuation application was filed including claims directed to identification of gene co-regulation patterns using unsupervised clustering.  Such a method is useful when some of the data is missing labels.  The parent of this application, covering the use of clustering methods for recognizing patterns in text or speech, issued later the same month.  Also in February, the U.S. Patent and Trademark Office issued a notice of allowance for the Company’s patent application with claims directed to an SVM-based method for evaluating features within data that have been identified as significant by another feature selection method.  This application had been filed in September 2010. In March 2011, the Canadian Intellectual Property Office issued a new Canadian patent covering the Company’s method for pre-processing and post-processing of data for enhancing knowledge discovered using a support vector machine. With the new filing, and issuances, the Company now has 49 issued and 39 pending U.S. and foreign patent applications.

The Company plans to initiate its new academic/research institution licensing program in the second quarter of 2011.  Universities and research institutions that have reported the use of SVMs in published reports such as academic journals and conference proceedings will be contacted and offered a paid-up license against past and future infringement of the Company’s patented technology for a nominal one-time license administrative fee plus a percentage of any revenue generated when the results of the SVM usage are licensed for commercialization.  The program will begin first with admitted usages of the Company’s SVM-RFE method.  To date, over 30 U.S. institutions have been identified as using RFE through review of academic publications, with many of the reported uses relating to biomarker discovery and medical diagnostics.  The Company plans to expand its licensing efforts to European institutions once all formalities have been completed for validation of the recently-granted European SVM-RFE patent.  The program will later be broadened to other reported uses of SVM and other technology covered by the Company’s patents.

HEALTH DISCOVERY CORPORATION

Management’s Discussion and Analysis, continued

Three Months Ended March 31, 2011 Compared with Three Months Ended March 31, 2010

Revenue

For the three months ended March 31, 2011, revenue was $28,509 compared with $54,178 for the three months ended March 31, 2010.  As disclosed in our financial statements, revenue is recognized for licensing and development fees over the period earned. The revenue earned during the first quarter is primarily related to the licensing revenue recognition for agreements with customers which began in previous periods.

Operating and Other Expenses

Amortization expense was $65,680 for both the three months ended March 31 2011, and 2010. Amortization expense relates primarily to the costs associated with filing patent applications and acquiring rights to the patents.

Professional and consulting fees, totaled $197,652 for the three months ended March 31, 2011, compared with $121,790 for the same 2010 period.  The increase is due primarily to higher costs associated with professional service fees of accounting services and patent filing fees.

Legal fees totaled $72,438 during the three months ended March 31, 2011 and were $178,322 during the same period in 2010.  The decrease was primarily due to the Company resolving legal issues during 2010 and not having similar issues in the current period.

Research and development expense was $30,410 for the three months ended March 31, 2011, and $50,060 for the same period in 2010. This decrease relates primarily to the completion of recent validation studies of the urine-based molecular diagnostic test for prostate cancer.

Compensation expense of $326,307 for the three months ended March 31, 2011, was lower than the $397,487 reported for the comparable 2010 period. The decrease is attributed to a reduction in full time employees and bonus amounts earned.

Other general and administrative expense decreased to $149,768 for the three months ended March 31, 2011, compared to $257,869, for the same period in 2010.  This decrease was due primarily to management’s focus on reducing costs.

Loss from Operations

The loss from operations for the three months ended March 31, 2011 was $813,746, compared to $1,017,040 for the three months ended March 31, 2010. This reduction was due to lower costs primarily associated with legal and research and development. In addition, management believes the reduction is evidence of the Company’s focus on controlling costs.

Other Income and Expense

Interest income was $2,081, for the three months ended March 31, 2011, compared to $4,206 in 2010.  Interest income decreased because the Company had less cash on hand to invest throughout the 2011 period.

No interest expense was incurred during the three months ended March 31, 2011. The comparable 2010 period had $159 in interest expense. The reduction is a result of the Company retiring all of its short and long term debt.

HEALTH DISCOVERY CORPORATION

Management’s Discussion and Analysis, continued

Net Loss

The net loss for the three months ended March 31, 2011, was $811,665, compared to $1,012,993 for the three months ended March 31, 2010.  The decrease in net loss was due to the Company’s focus on controlling costs and a decrease in loss from operations, as previously described.

The net loss attributable to common shareholders was $848,706 for the quarterly period ended March 31, 20011, compared to $1,152,731 for the quarterly period ended March 31, 2010.

Net loss per share was $0.004 for quarterly period ended March 31, 2011 and $0.010 for the quarterly period ended March 31, 2010.

Liquidity and Capital Resources

At March 31, 2011, the Company had $2,830,908 in available cash.  As of the same date, the Company had total current liabilities of $903,828. As a result, we believe we have sufficient resources to meet all of our current obligations.

Our net loss for the threee months ended March 31, 2011 was $811,665.  Our cash used for operating activities for the three months ended March 31, 2011 was $464,722. There was no cash generated by investment activities during the three months ending March 31, 2011.  In addition there was no cash provided by financing activities during the three months ending March 31, 2011.  As a result, the Company realized a decrease in cash of $464,722 during the first quarter of 2011.

The following table summarizes the due dates of our contractual obligations.

	Total	1 Year Or Less	More Than 1 Year
Accrued Compensation	$26,000	$26,000	$-
Office Lease	204,160	40,140	164,020
Total	$230,160	$66,140	$164,020

The Company has relied primarily on equity and debt financing for liquidity.  The Company produced sales, licensing, and developmental revenue starting in late 2005 and must increase revenues in order to generate sufficient cash to continue operations.  The Company’s plan to have sufficient cash to support operations is comprised of generating revenue through licensing its significant patent portfolio, providing services related to those patents, and obtaining additional equity or debt financing.  The Company has been and continues to be in meaningful discussions with a variety of parties, which if successful may result in significant revenue, as further described above.  In the meantime, the Company has implemented a cash conservation program.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that provide financing, liquidity, market or credit risk support or involve leasing, hedging or research and development services for our business or other similar arrangements that may expose us to liability that is not expressly reflected in the financial statements.

HEALTH DISCOVERY CORPORATION

Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 12E of the Securities Exchange Act of 1934, including or related to our future results, certain projections and business trends. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this Report, the words “estimate,” “project,” “intend,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements. Although we believe that assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate, and we may not realize the results contemplated by the forward-looking statement. Management decisions are subjective in many respects and susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our business strategy or capital expenditure plans that may, in turn, affect our results of operations. In light of the significant uncertainties inherent in the forward-looking information included in this Report, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objective or other plans. The forward-looking statements contained in this Report speak only as of the date of this Report as stated on the front cover, and we have no obligation to update publicly or revise any of these forward-looking statements. These and other statements which are not historical facts are based largely on management’s current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, the failure to successfully develop a profitable business, delays in identifying customers, and the inability to retain a significant number of customers, as well as the risks and uncertainties described in “Risk Factors” section to our Annual Report for the fiscal year ended December 31, 2010.

Item 3.   Quantitative and Qualitative Disclosures about Market Risk

Not Applicable.

Item 4.   Controls and Procedures

As of the end of the period covered by this report (the “Evaluation Date”), we carried out an evaluation regarding the fiscal quarter ended March 31, 2011, under the supervision and with the participation of our management, including our Chief Executive Officer, who is also serving as our Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rule 13a-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Based upon this evaluation, our management concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information required to be disclosed in the reports that are filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms and that our disclosure controls and procedures are designed to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management including our Chief Executive Officer, as appropriate to allow timely decisions regarding required disclosure.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Company’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the Company to disclose material information otherwise required to be set forth in the Company’s periodic reports.

The Company’s management is also responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  As of the Evaluation Date, no changes in the Company’s internal control over financial reporting occurred that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

HEALTH DISCOVERY CORPORATION

Our Annual Report on Form 10-K contains information regarding a material weakness in our internal control over financial reporting as of December 31, 2010 due to an inadequate segregation of duties due to the small number of employees.  The Company anticipates that this material weakness will be satisfactorily addressed in the near future.

PART II — OTHER INFORMATION

Item 1.  Legal Proceedings

None.

Item 1A.  Risk Factors

In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.  Defaults upon Senior Securities

Not applicable.

Item 4.  [Removed and Reserved]

Not applicable.

Item 5.  Other Information

None

Item 6.  Exhibits

The following exhibits are attached hereto or incorporated by reference herein (numbered to correspond to Item 601(a) of Regulation S-K, as promulgated by the Securities and Exchange Commission) and are filed as part of this Form 10-Q:

3.1	Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1 to Form 8-K filed July 18, 2007.

3.1(a)	Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 99.1 to Form 8-K filed October 10, 2007.

3.1(b)	Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1(b) to Form 10-K filed March 31, 2009.

3.1(c)	Amended and Restated Articles of Amendment to Articles of Incorporation. Registrant incorporates by reference Exhibit 3.1 to Form 10-Q filed November 16, 2009.

3.2	By-Laws. Registrant incorporates by reference Exhibit 3.2 to Form 8-K filed July 18, 2007.

4.1	Copy of Specimen Certificate for shares of Common Stock. Registrant incorporates by reference Exhibit 4.1 to Registration Statement on Form SB-2, filed June 4, 2001.

4.1(a)	Copy of Specimen Certificate for shares of Common Stock. Registrant incorporates by reference Exhibit 4.1 (b) to Form 10-KSB, filed March 30, 2004.

4.1(b)	Copy of Specimen Certificate for shares of Series A Preferred Stock. Registrant incorporates by reference Exhibit 4.1(b) to Form 10-K filed March 31, 2008.

4.1(c)	Copy of Specimen Certificate for shares of Series B Preferred Stock. Registrant incorporates by reference Exhibit 4.1(c) to Form 10-K filed March 31, 2009.

31.1	Rule 13a-14(a)/15(d)-14(a) Certifications of Chief Executive Officer and Principal Financial Offier. Filed herewith

32.1	Section 1350 Certifications of Chief Executive Officer and Principal Financial Officer. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Health Discovery Corporation
Registrant

Date: May 16, 2011	By:	/s/ Stephen D. Barnhill
Printed Name: Stephen D. Barnhill M.D. Title: Chairman, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer

EXHIBIT 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen D. Barnhill, certify that:

1.           I have reviewed this quarterly report on Form 10-Q of Health Discovery Corporation (the “Registrant”);

2.           Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.           The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f)) for the Registrant and have:

a)           designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)           designed such internal controls over financial reporting, or caused such internal controls over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)           evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)           disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting;

5.           The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of Registrant’s board of directors (or persons performing the equivalent functions):

e)           all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

f)           any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: May 16, 2011	/s/ Stephen D. Barnhill
Stephen D. Barnhill, M.D.
Chairman, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer

EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-Q for the period ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 16th day of May, 2011

/s/ Stephen D. Barnhill
Stephen D. Barnhill, M.D.
Chairman, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer